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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 22, 2005

BANCSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	333-74997	59-3535315

(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida		34110

(address of principal executive offices)		(Zip Code)

Registrant’s telephone number: (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   Entry into a Material Definitive Agreement.

On December 22, 2005, Bancshares of Florida, Inc. (Nasdaq:  BOFL) (“Bancshares”) announced that its Board of Directors approved the accelerated vesting of nearly all currently outstanding unvested stock options and warrants (“Instruments”) to purchase shares of common stock of Bancshares, subject to the consent of individual Instrument holders.  These Instruments were previously awarded to directors, executive officers, and employees under Bancshares’ 1999 Stock Option Plan.  By accelerating the vesting of the Instruments, the Company estimates that approximately $1.132 million of future compensation expense before tax, net of a before-tax charge of approximately $84,000 in the current quarter, will be eliminated.  Estimated savings pertaining to 2006 are in excess of $550,000.

Instruments to purchase approximately 273,000 shares of the Company’s common stock, which would otherwise have vested from time to time over the next five years, became immediately exercisable as a result of this action.  The number of shares and exercise prices of the Instruments subject to the acceleration are unchanged.  The remaining terms for each of the Instruments granted remain the same.  The acceleration is effective as of December 14, 2005.

The decision to accelerate the vesting of these Instruments, which the Company believes is in the best interest of its stockholders, was made primarily to reduce non-cash compensation expense that would have been recorded in its income statement in future periods upon the adoption of Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) in January 2006.  Should any of the Instrument holders withhold consent for the vesting acceleration, the Company would incur future expense associated with those Instruments over the remainder of the Instruments’ original vesting schedule as of January 1, 2006 and the current estimated expense elimination for the Company would be reduced.  Since the Company currently accounts for its stock options and warrants in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), it will report compensation expense related to the affected options and warrants for disclosure purposes only in its fourth quarter 2005 financial statements in accordance with Financial Accounting Standards Board Statement No. 123 (Accounting for Stock-Based Compensation).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancshares of Florida, Inc.
(Registrant)

Date: December 22, 2005
/s/ David G. Wallace

David G. Wallace
Executive Vice President and Chief Financial Officer